Definitive Proxy Statement—Bayou Steel Corporation

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Bayou Steel Corporation
(Name of Registrant as Specified In Its Charter)

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NOTICE OF
ANNUAL MEETING OF
CLASS A, CLASS B AND
CLASS C COMMON
STOCKHOLDERS AND
PROXY STATEMENT

April 12, 2002

Dear Stockholders:

     You are cordially invited to attend our Annual Meeting of Shareholders at 9:00 a.m. (C.S.T.) on Thursday, May 16, 2002, at 2777 Stemmons Freeway, Suite 110A, Dallas, Texas 75207. Enclosed with this Proxy Statement are your proxy card, the 2001 Annual Report, and the Form 10-K.

     We hope that you will be able to be with us and let us give you a review of fiscal 2001 and our outlook for fiscal 2002. Whether you own a few or many shares of stock and whether or not you plan to attend in person, it is important that your shares be voted on matters that come before the meeting. To make sure your shares are represented, we urge you to vote promptly.

     Thank you for helping us to get through the difficult market conditions of 2001. We look forward to your continued support and for a better year in 2002.

Sincerely, HOWARD M. MEYERS Chairman of the Board and Chief Executive Office

Bayou Steel Corporation •Post Office Box 5000 •LaPlace, Louisiana 70069-1156

BAYOU STEEL CORPORATION

NOTICE OF THE 2002 ANNUAL MEETING OF STOCKHOLDERS CLASS A COMMON, CLASS B COMMON, AND CLASS C COMMON

TIME	9:00 a.m. C.S.T. Thursday, May 16, 2002

PLACE	2777 Stemmons Freeway, Suite 110A Dallas, Texas 75207

ITEMS OF BUSINESS	(1) Election of two (2) Class A and four (4) Class B Directors.

WHO MAY VOTE	Only stockholders of record at the close of business on March 29, 2002.

ANNUAL REPORT	A copy of the Annual Report and Form 10-K is enclosed.

PROXY VOTING	Your vote is important. Please mark, sign, date and promptly return the enclosed proxy.

RICHARD J. GONZALEZ Secretary

LaPlace, Louisiana April 12, 2002

YOUR VOTE IS IMPORTANT! WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE YOUR SHARES PROMPTLY.

PROXY STATEMENT
VOTING INFORMATION

Purpose

     This Proxy Statement and the accompanying proxy card are being mailed to stockholders beginning April 12, 2002. The Board of Directors is soliciting proxies from the holders of the Class A Common Stock to be voted at the 2002 Annual Meeting of Stockholders of the Company to be held May 16, 2002 (the “Meeting”) at the time and place set forth in the accompanying Notice. Proxies are solicited to give all stockholders of record an opportunity to vote on matters to be presented at the Annual Meeting. In the following pages of this Proxy Statement, you will find information on matters to be voted upon at the Meeting or any adjournment of that Meeting.

Who Can Vote

     The Board of Directors has fixed the close of business on March 29, 2002, as the record date for the Meeting and only holders of record of the Class A, Class B, and Class C Common Stock on the record date are entitled to receive notice of and to vote at the Meeting. A majority of the aggregate voting power represented by the shares of Class A, Class B, and Class C Common Stock must be present in person, or represented by proxy, in order to conduct the Meeting.

     A certified list of stockholders entitled to vote at the Meeting will be available for examination, during business hours, by any stockholder for any purpose germane to the Meeting for a period of not less than ten days immediately preceding the Meeting at the corporate offices of Bayou Steel Corporation, 138 Highway 3217, LaPlace, Louisiana 70068.

Proxy Card

     The enclosed form has proxy voting instructions. The Board of Directors has designated an individual to serve as proxy to vote the shares represented by proxies at the Annual Meeting of Stockholders.

     All proxies received by the Company will be voted as specified and if no contrary specification is made, the proxy will be voted FOR the election of the Class A Directors set forth in this Proxy Statement. The designated proxy will vote in his discretion on any other matter that may properly come before the Meeting. At the date the Proxy Statement went to press, the Company did not anticipate that any other matters would be raised at the Meeting.

Bayou Steel Properties Limited

     Bayou Steel Properties Limited (BSPL) owns 100% of the Class B Common Stock. The Class B Common Stock accounts for a maximum of 60% of the voting power of the Company. Mr. Howard M. Meyers, Chairman of the Board and Chief Executive Officer of the Company, controls BSPL’s voting power.

Voting of Shares and Required Votes

     Stockholders who submit a properly executed proxy voting, or abstaining from voting, on any issue will be counted as present for purposes of constituting a quorum. If a quorum is present: (A) the holders of the Class A Common Stock are entitled to elect 40% of the entire board of directors, and the holders of the Class B Common Stock are entitled to elect 60% of the entire board of directors, in each case with the election of directors being determined by plurality vote and (B) the affirmative vote of a majority of the votes cast by holders of the Class A, Class B, and Class C Common Stock in person or by proxy at the Meeting is required on any other matter which properly comes before the Meeting. Abstentions will have no effect on the election of directors.

     If brokers, who do not receive instructions from beneficial owners as to the granting or withholding of proxies, do not exercise discretionary power to grant a proxy with respect to such shares (a “broker non-vote”) on a proposal other than the election of directors, then the shares not voted on such proposal will be counted as present for purposes of determining if a quorum exists but not present with respect to the proposal. Thus, a broker non-vote will have no effect on any other items properly brought before the Meeting.

     With respect to any other matter to be voted upon at the Annual Meeting as to which the Class A, Class B, and Class C Common Stock will vote together as a single class, each share of Class A and Class C Common Stock is entitled to one vote and each share of Class B Common Stock is entitled to 7.0137953 votes. The Company’s Certificate of Incorporation provides that if Mr. Meyers resigns, retires or is removed for cause as Chief Executive Officer of the Company, the Class B Common Stock will no longer vote separately by class with respect to the election of directors, and will only have one vote per share.

How You Can Vote

     You may vote by proxy or in person at the Meeting. To vote by proxy, you may simply mark your proxy card, date and sign it, and mail it in the postage-paid envelope provided. Some proxy cards may allow you to vote by telephone or the internet. If so, please follow the instructions on the proxy card.

Revocation of Proxy

     A proxy may be revoked at any time before it is voted at the Meeting. This can be done by (a) signing another proxy card with a later date and returning it prior to the Meeting, (b) voting again by telephone or on the internet prior to the Meeting (if this method is specified on the proxy card), (c) attending the Meeting in person and casting a ballot, or (d) mailing written notice of revocation to the Secretary of the Company. Attendance at the Meeting will not in and of itself constitute revocation of a proxy.

Security Ownership of Certain Beneficial Owners

     On October 31, 2001, the Company had outstanding 10,619,380 shares of Class A Common Stock ($.01 par value), 2,271,127 shares of Class B Common Stock ($.01 par value), and 100 shares of Class C Common Stock ($.01 par value).

     The following table lists persons other than executive officers or directors of the Company who are known to the Company to own beneficially more than 5% of each class of its outstanding stock as of October 31, 2001. The information set forth below is based upon information furnished by the persons listed. Unless otherwise indicated, all shares shown as beneficially owned are held with sole voting and investment power.

		Beneficial Ownership
Name and Address of Beneficial Owner	Title of Class	Number of Shares	Percentage
Dimensional Fund Advisors Inc.(1)	A	706,050	6.7527%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401

Bayou Steel Properties Limited	B	2,271,127	100%
2777 Stemmons Freeway
Dallas, TX 75207

Voest-Alpine International Corporation	C	100	100%
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(1)	Dimensional Fund Advisors Inc. (“Dimensional”), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the “Funds”. In its role as investment advisor or manager, Dimensional possesses voting and/or investment power over the securities of the Issuer described in this schedule that are owned by the Funds. All securities reported in this schedule are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.

Agreement Concerning Change in Control

     The shares of common stock of BSPL owned by Mr. Howard M. Meyers may not be sold, nor may shares of BSPL be issued, at a price which represents a premium attributable to the underlying Class B Common Stock over the market price of the Class A Common Stock, to any person or group if such sale, when aggregated with all prior sales during the immediately preceding four-year period, would result in such person or group owning more than 50% of the common stock of BSPL, unless such person or group agrees to make a tender offer within 30 days for an equivalent percentage of Class A Common Stock at the highest price paid by such person or group (expressed in equivalent shares of Class B Common Stock) for the shares of common stock of BSPL; provided that the Directors elected by the holders of the Class A Common Stock waive the charter restriction prohibiting a purchaser from acquiring 5% or more of the aggregate fair market value of the Class A Common Stock. The agreement terminates when the holders of the Class B Common Stock no longer have the right to elect a majority of the Board of Directors of the Company.

     The Company’s Certificate of Incorporation provides that if Mr. Meyers resigns, retires or is removed for cause as Chief Executive Officer of the Company, the Class B Common Stock will no longer vote separately by class with respect to the election of directors, and will only have one vote per share.

ELECTION OF DIRECTORS (PROPOSAL 1)

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
YOU VOTE “FOR” ALL NOMINEES.

Nominee Directors

     The Company’s Certificate of Incorporation states that the number of directors shall be between seven and thirteen, with the exact number to be set by the Board of Directors. The Board of Directors has currently set the number of directors at seven, of which three may be elected by the Class A Stockholders and four may be elected by the Class B Stockholders. A current Class A Director has been nominated for re-election and a new Class A director has been nominated by the Nominating Committee of the Board of Directors for a one-year term expiring at the next Meeting of Stockholders and until their successors have been elected. Although the Nominating Committee has not yet nominated a replacement for the other Class A director, it is contemplated that the Board will act to fill the vacancy as soon as a suitable candidate is identified. Nominations for the election of Class A Directors may be made by the Board of Directors or the Nominating Committee. Stockholders may also make a recommendation for a nominee by sending a letter to the Nominating Committee or by a stockholder who complies with the notice procedures of the Company’s By-laws. Unless authority to vote is specifically withheld by appropriate designation on the proxy, it is the intention of the person named in the accompanying proxy to vote the Class A shares represented thereby in favor of the re-election of Mr. Lawrence E. Golub and the election of Mr. Robert E. Heaton as Class A Directors of the Company. The proxies can only be voted for the two Director nominee positions named in this proxy statement.

     The Company has been advised by BSPL, the holder of all of the Company’s Class B shares, that it is the intention of such holder to vote all of its Class B shares in favor of the re-election of Messrs. Melvyn N. Klein, Albert P. Lospinoso, Howard M. Meyers and Jerry M. Pitts, the four nominees named below, as Class B Directors of the Company. Although no such intention currently exists, the holder of the Class B Common Stock may determine to elect as directors persons other than those currently named as nominees.

     The Board of Directors recommends that Class A stockholders vote FOR each of the Class A Director nominees named below, and, unless a stockholder gives instructions on the proxy card to the contrary, the proxy named thereon intend to so vote. The Company does not anticipate that any of the nominees for Class A Director will be unable to stand for re-election, but if such a situation should arise, it is the intention of the person named in the accompanying proxy to vote for the election of such other person or persons as the Nominating Committee of the Board of Directors may recommend.

Information With Respect to Board of Directors

     The following table sets forth certain information as to the Company’s nominees, as of October 31, 2001. Unless otherwise indicated, each of the directors has held the positions listed under his name for at least five years.

Name	Age	BSC Director Classification	Year First Elected Director	Principal Occupation and Other Information
Lawrence E. Golub	42	A	1988	President of Golub Associates
				Incorporated, an equity investment
				firm in New York, NY. (1)

Robert E. Heaton	71	A	Nominated	Retired Vice Chairman of the Stainless
			for Election	Steel Group of Lukens, Inc. in
				Coatsville, PA. (2)

Melvyn N. Klein	59	B	1988	Attorney and Private Investor
				in Corpus Christi, TX. (3)

Albert P. Lospinoso	65	B	1988	Retired Chairman, Chief Executive
				Officer, and President of RSR
				Corporation in Dallas, TX. (4)

Howard M. Meyers	59	B	1988	Chairman and Chief Executive
				Officer of the Company. (5)

Jerry M. Pitts	50	B	1994	President and Chief Operating
				Officer of the Company. (6)

(1)	Mr. Lawrence E. Golub has been President of Golub Associates Incorporated, an investment firm, since August 1994. Golub Associates Incorporated currently manages three affiliated funds which concentrate on private equity investments. From September 1993 to August 1994, Mr. Golub was a Managing Director of Bankers Trust Company in New York, New York. From September 1992 to August 1993, Mr. Golub was a White House Fellow. Mr. Golub was Managing Director of Wasserstein Perella Capital Markets from February 1990 to August 1992 and an officer of Allen & Company Incorporated, an investment banking firm, from 1984 to February 1990.

(2)	Mr. Robert E. Heaton was Vice Chairman of the Stainless Steel Group of Lukens, Inc. from April 1993 to April 1995. He was Chief Executive Officer and President of Washington Steel Corporation from April 1981 to April 1993. He is a director of Blonder Tongue Laboratories, Inc.

(3)	Mr. Melvyn N. Klein has been a practicing attorney and a private investor in Corpus Christi, Texas. He has been a Director of Quexco Incorporated since 1984. He is the President of JAKK Holding Corp., a General Partner of GKH Partners, L.P., which is the sole General Partner of GKH Investments, L.P., an investment partnership; founder of Questor Partners Fund, L.P.; and a director of Anixter International, Inc., and Hanover Compressor Company.

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(4)	Mr. Albert P. Lospinoso was Chairman of the Board, Chief Executive Officer, and President of RSR Corporation (“RSR”) a privately owned, nonferrous metals recycling, smelting, and refining company with offices in Dallas, Texas, and plants in Dallas, Texas; Middletown, New York; Indianapolis, Indiana; and City of Industry, California from June 1992 to June 1996. From June 1970 to June 1992 he was Executive Vice President of RSR. He served as a Director of RSR from 1970 to 1996. He has been a Director of Quexco Incorporated since 1984.

(5)	Mr. Howard M. Meyers has been Director, Chairman of the Board, and Chief Executive Officer of the Company since September 5, 1986, and was also President until September 21, 1994. Since 1984, he has also been Director, Chairman of the Board, Chief Executive Officer and President of Quexco Incorporated, a privately owned company.

(6)	Mr. Jerry M. Pitts was elected Director, President, and Chief Operating Officer on September 21, 1994. From 1991 to September 1994, he was Executive Vice President and Chief Operating Officer of the Company and prior to that he had served as Executive General Manager of the Company since 1987. From 1986 to 1987, he served the Company as General Manager of Operations; from 1984 to 1986, he was Superintendent of Melting Operations; and from 1980 to 1984, he was General Foreman of Melting. Mr. Pitts worked in various management capacities related to production and process engineering at U.S. Steel Corporation from 1974 to 1980.

BOARD OF DIRECTORS

Board and Committee Meetings

     During the fiscal year ended September 30, 2001, the Company’s Board of Directors held four regular meetings. Each member of the Board of Directors attended at least 75% of the meetings of the Board and of each Board committee of which they were members. The following table shows the membership of the various committees.

Committees of the Board

     The Board of Directors has four committees — an Audit Committee; an Environmental, Health, and Safety Audit Committee; a Compensation Committee; and a Nominating Committee. The following table shows the membership of the various committees.

Audit	Environmental,Health, and Safety	Compensation	Class A Nominating
Melvyn N. Klein, Esq.,	Lawrence E. Golub,	Albert P. Lospinoso,	Lawrence E. Golub,
Chairman	Chairman	Chairman	Chairman

Albert P. Lospinoso	Melvyn N. Klein, Esq.	Lawrence E. Golub

Lawrence E. Golub	Albert P. Lospinoso

The Audit Committee. The Audit Committee held two meetings in 2001. The Audit Committee is charged with the duties of making recommendations to the Board of Directors regarding the selection of the Company’s independent auditors, reviewing the activities of such independent auditors and of any internal audit activities of the Company, disposing and deciding of major accounting policy matters directly or indirectly affecting the Company, defining the scope of the annual audit of the Company, and such other powers and duties as may be delegated to such committee by the Board of Directors from time to time. The Audit Committee’s specific responsibilities are included in its written charter, a copy of which was included in the Company’s proxy statement for its 2001 Annual Meeting. Each member of the committee is an independent director as defined in American Stock Exchange rules.

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Environmental, Health, and Safety Audit Committee. The Environmental, Health, and Safety Audit Committee (EH&S)held two meetings in 200l. The EH&S is charged with oversight of the Company’s Health and Safety Policy and its Environmental Compliance Policy, reviewing the independent audit reports of the outside health, safety and environmental consultants engaged for such purposes, defining the scope of such audits and such other powers and duties in the health, safety, and environmental areas as may be delegated to the Committee by the Board of Directors.

The Compensation Committee. The Compensation Committee held two meetings in 2001. The Compensation Committee is empowered to establish compensation payable to directors and executive officers of the Company, as well as any loans or advances by the Company to such persons, subject to the provision that the Chief Executive Officer’s compensation is controlled by an employment arrangement between the Chief Executive Officer and the Company.

The Nominating Committee. The Nominating Committee held one meeting in 2001. The Nominating Committee is empowered to nominate persons solely for election as Class A Directors at the annual meeting of stockholders.

DIRECTOR’S COMPENSATION

     For fiscal year 2001, the Company paid each non-employee director an annual retainer of $50,000, payable in quarterly installments, for serving as a director, plus expenses for each meeting of the Board of Directors or a Committee of the Board of Directors that a director attends. The Company does not compensate directors who are officers of the Company for services as directors. Mr. Meyers and Mr. Pitts are the only directors who are officers of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers, and 10% shareholders to file with the Securities and Exchange Commission reports of beneficial ownership, and changes in beneficial ownership of the Common Stock of the Company. For fiscal 2001, all such required statements were filed on a timely basis.

EXECUTIVE OFFICERS

     The following table sets forth the name, age and position with Bayou Steel Corporation of each executive officer of the Company as of October 31, 2001. Unless otherwise indicated, each of the executive officers has held the positions under his name for at least five years.

Name	Age	Position with BSC
Howard M. Meyers	59	Chairman of the Board and Chief Executive Officer

Jerry M. Pitts	50	President and Chief Operating Officer

Richard J. Gonzalez	54	Vice President, Chief Financial Officer, Treasurer and Secretary

Timothy R. Postlewait	51	Vice President of Plant Operations

Rodger A. Malehorn (1)	59	Vice President of Procurement and Mississippi River Recycling

(1)	Mr. Rodger A. Malehorn was Vice President of Commercial Operations until October 12, 2001 when he was elected to his current position.

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STOCK OWNERSHIP OF DIRECTORS AND
EXECUTIVE OFFICERS

     The following table sets forth ownership of shares of the Company by each director, by each executive officer named in the Executive Compensation Table, and by all Directors and executive officers of the Company as a group.

	Common Stock
As of October 31, 2001	Class A		Class B
Name	Number of Shares Beneficially Owned	Percent Outstanding & Exercisable	Number of Shares Beneficially Owned	Percent Outstanding & Exercisable
Lawrence E. Golub	103,000	*	0	0

Melvyn N. Klein (1)	60,000	*	0	0

Albert P. Lospinoso (1)	10,000	*	0	0

Howard M. Meyers (1)	307,308	2.89	2,271,127	100

Jerry M. Pitts (2)	77,450	*	0	0

Richard J. Gonzalez (3)	41,737	*	0	0

Timothy R. Postlewait (3)	40,007	*	0	0

Rodger A. Malehorn (3)	38,043	*	0	0

All directors & executive
officers as a group (4)
(8 persons)	677,545	6.29	2,271,127	100
* Less than one percent of BSC stock.

(1)	Includes 300,000 shares of Class A Common Stock owned by a limited partnership in which Mr. Meyers and his wife are the sole limited partners and of which the general partner is a corporation all of the stock of which is owned by Mr. Meyers. Through his control of the corporate general partner of the limited partnership, Mr. Meyers has sole voting and dispositive power over the 300,000 shares of Class A Common Stock. The limited partnership also owns 60% of the Common Stock of BSPL. Through his control of the corporate general partner of the limited partnership, Mr. Meyers controls BSPL’s voting power. Since BSPL owns 100% of the Company’s Class B Common Stock, Mr. Meyers has sole voting and dispositive control of the Class B Common Stock. The Class B Common Stock accounts for a maximum of 60% of the voting power of the Company. Therefore Mr. Meyers may be deemed to “control” the Company. Messrs. Klein and Lospinoso are minority stockholders of BSPL owning 2.77% and 0.76% respectively, and Messrs. Lospinoso and Meyers are directors of BSPL.

(2)	Includes exercisable options for 60,000 shares of Class A Common Stock.

(3)	Includes exercisable options for 28,000 shares of Class A Common Stock for each of Messrs. Gonzalez, Postlewait, and Malehorn.

(4)	Includes 144,000 shares of Class A Common Stock, subject to exercisable stock options held by such executive officers.

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EXECUTIVE COMPENSATION

     The following table sets forth the compensation earned by the Company’s Chief Executive Officer and the four other most highly-compensated executive officers for the fiscal years 1999 through 2001.

SUMMARY COMPENSATION TABLE

	Annual Compensation			Long-Term Compensation Awards
Name and Principal Position	Year	Salary	Bonus	Stock Options (# of Shares)	All Other Compensation(1)
Howard M. Meyers	2001	$545,805	$ 0	0	$ 6,247
Chairman of the Board	2000	528,680	0	0	2,080
and Chief Executive Officer	1999	515,988	0	0	0

Jerry M. Pitts	2001	$368,500	$ 0	50,000	$21,350
President and Chief	2000	365,417	0	60,000	21,037
Operating Officer	1999	350,000	14,000	0	20,315

Timothy R. Postlewait	2001	$180,000	$ 0	25,000	$13,064
Vice President of	2000	178,500	0	20,000	13,040
Plant Operations	1999	171,000	6,840	0	11,798

Richard J. Gonzalez	2001	$180,000	$ 0	25,000	$12,859
Vice President,	2000	178,500	0	20,000	13,245
Chief Financial Officer,	1999	171,000	6,840	0	12,123
Treasurer & Secretary

Rodger A. Malehorn	2001	$165,000	$ 0	25,000	$11,485
Vice President of Procurement	2000	163,667	0	20,000	11,856
& Mississippi River Recycling	1999	157,000	$ 6,280	0	11,348

(1)	Includes amounts contributed by the Company under defined contribution plans. For fiscal 2001, the Company’s contributions were $6,149 for Mr. Meyers, $19,990 for Mr. Pitts, $12,450 for Mr. Postlewait, $12,245 for Mr. Gonzalez, and $10,931 for Mr. Malehorn. Also includes the dollar value of term life insurance premiums paid by the Company for the benefit of these officers.

Stocks Option Exercises and Grants

     The following table provides certain information concerning individual grants of stock options under the Company’s 1991 Stock Option Plan made during the fiscal year ended September 30, 2001, to each of the named executive officers.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants
Name	Number of Securities Underlying Options/SARs Grants (#)	% of Total Options/SARs Granted to Employees In Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date (1)	Grant Date Value (2) ($)
Howard M. Meyers	0	0%	N/A	N/A	0

Jerry M. Pitts	50,000	24%	0.80	4/02/11	17,000

Timothy R. Postlewait	25,000	12%	0.80	4/02/11	8,500

Richard J. Gonzalez	25,000	12%	0.80	4/02/11	8,500

Rodger A. Malehorn	25,000	12%	0.80	4/02/11	8,500

(1)	These options vest equally over a five year period beginning with the first anniversary from the grant date and every anniversary thereafter.

(2)	The amounts shown under this column are based on the Black-Scholes valuation pricing model, one of the methods approved by the Securities and Exchange Commission. It assumes volatility of 53%, a risk free rate of return of 5%, a ten year exercise period, and no dividend yield. This presentation is required by the Securities and Exchange Commission and is not intended to forecast future appreciation of the Company’s stock price. The ultimate value of the option grants is based solely on the increase in value of the shares over the exercise price, which has been the market value on the date of the grant.

     The following table provides certain information concerning each exercise of stock options during the fiscal year ended September 30, 2001 by each of the named executive officers, and the fiscal year-end value of unexercised options held by such persons, under the Company’s 1991 Stock Option Plan.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

			Number of Securities Underlying Unexercised Options at September 30, 2001	Value of Unexercised In-the-Money Options at September 30, 2001 (1)
Name	Shares Acquired on Exercise (#)	Value Realized	Exercisable/ Unexercisable	Exercisable/ Unexercisable
Howard M. Meyers	N/A	$N/A	0	$N/A

Jerry M. Pitts	0	0	60,000/110,000	0/0

Timothy R. Postlewait	0	0	28,000/47,000	0/0

Richard J. Gonzalez	0	0	28,000/47,000	0/0

Rodger A. Malehorn	0	0	28,000/47,000	0/0

(1)	At September 30, 2001, the closing sales price for the Company’s Class A Common Stock on the American Stock Exchange was $0.62.

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Employment Contract

     Pursuant to agreements between Mr. Howard M. Meyers and the Company, Mr. Meyers is entitled to an annual cash salary equal to the greater of (x) a base amount of $350,000 adjusted for increases in the consumer price index since December 1985 or (y) 2% of the Company’s pretax net income earned during the immediately preceding year (or 1% if Mr. Meyers is no longer both the Chairman and Chief Executive Officer of the Company with substantial day-to-day managerial responsibilities).

Retirement Plan

     The following table specifies the estimated annual benefits upon retirement under the Bayou Steel Corporation Retirement Plan (the “Retirement Plan”) to eligible employees of the Company of various levels of average annual compensation and for the years of service classifications specified:

PENSION PLAN TABLE

	Years of Service
Average Annual Compensation	10	20	30	45
$ 20,000	$ 1,200	$ 2,400	$ 3,600	$ 3,600

50,000	3,639	7,279	10,918	10,918

100,000	9,139	18,279	27,418	27,418

150,000	14,639	29,279	43,918	43,918

200,000	16,839	33,679	50,518	50,518

250,000	16,839	33,679	50,518	50,518

300,000	16,839	33,679	50,518	50,518

600,000	16,839	33,679	50,518	50,518

     The Company has adopted the Retirement Plan covering eligible employees of the Company not covered by a collective bargaining agreement. Under the terms of the Retirement Plan, the monthly retirement benefits of a participant payable at the participant’s normal retirement date are equal to (i) 0.6% of average monthly compensation, multiplied by years of credited service (not to exceed 30 years), plus (ii) 0.5% of that portion, if any, of average monthly compensation which is in excess of the participant’s average social security taxable wage base, multiplied by years of credited service (not to exceed 30 years).

     Annual retirement benefits are computed on a straight life annuity basis without deduction for Social Security or other benefits. The Internal Revenue Code limits the amount of annual compensation that may be counted for the purpose of calculating pension benefits, as well as the annual pension benefits that may be paid, under the Retirement Plan. For 2001, these amounts are $170,000 and $140,000, respectively.

     Earnings of the named executive officers, for purposes of calculating pension benefits, approximate the aggregate amounts shown in the Annual Compensation columns of the Summary Compensation Table; however, earnings for purposes of such calculation are subject to the $170,000 limitation discussed above.

     The years of credited service under the Retirement Plan as of October 1, 2001 for each of the five most highly compensated officers of the Company are: Howard M. Meyers, 15 years; Jerry M. Pitts, 20 years; Timothy R. Postlewait, 20 years; Richard J. Gonzalez, 18 years; and Rodger A. Malehorn, 17 years.

STOCK PERFORMANCE GRAPH

     The following graph compares the change in the cumulative total shareholder return on the Company’s Common Stock with the total return of the Standard & Poor’s 500 Stock Index and Standard & Poor’s Steel Industry Group Index for the period of five years commencing on October 1, 1996 and ending on September 30, 2001. The graph assumes an investment on October 1, 1996 of $100 in the Company’s Class A Common Stock, Standard & Poor’s 500 Stock Index, and the Standard & Poor’s Steel Industry Group Index.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

	1996	1997	1998	1999	2000	2001
Bayou Steel	100	134	107	93	48	17
S&P 500	100	140	153	196	222	163
S&P Steel Index	100	116	85	93	56	60

     From September 30, 1995 to 1998, the Company used an index of eight peer companies in the minimill steel industry, selected by the Company. In fiscal 1998, two of the eight were removed since they were acquired by other companies and their stock was no longer publicly traded and one minimill was added. In fiscal 1999 another company would have been removed; however, since most of the peer minimills use the S&P Steel Industry Group Index for the five year comparison, the Company commenced using this index in fiscal 1999.

AUDIT COMMITTEE REPORT

To the Board of Directors of Bayou Steel Corporation:

     We have reviewed and discussed with management the Company’s audited financial statements as of and for the year ended September 30, 2001.

     We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

     We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors’ independence.

     Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2001.

Submitted by the Audit Committee Melvyn N. Klein, Esq., Chairman Lawrence E. Golub Albert P. Lospinoso

COMPENSATION COMMITTEE REPORT
ON EXECUTIVE COMPENSATION

     The Company’s executive compensation program is designed to attract, retain, reward, and motivate executive management talent required to achieve its short and long-term business objectives, maintain its competitive position in the steel minimill industry, and increase stockholder value. This program is administered and effected by the Company’s management and monitored and approved by the Compensation Committee of the Board of Directors which is comprised of outside directors of the Company.

     General.   In fiscal 1998, as the Company has done periodically, the Company engaged an independent compensation consultant to review the competitiveness of its total executive compensation package. Total compensation includes base pay, annual incentive pay, and long-term incentives. The consultant, with management participation, selected a peer group of publicly traded companies in the steel industry with revenues approximately the same as the Company. The consultant then reviewed compensation of comparable executive positions in the peer group over a three year period. The consultant also collected survey compensation data from published surveys, including steel manufacturers and related companies. Based on this, the consultant determined a target level of total compensation for each of the Company’s executive officers. The report of the independent consultant, which was presented to the Compensation Committee and subsequently accepted by the Board of Directors, made recommendations intended to maintain total executive compensation at a competitive level. The Compensation Committee has basically used this approach as its compensation policy since 1994, although certain subjective elements, including individual performance, scope of responsibilities, and unusual activities, such as acquisitions and financing transactions, are also considered.

     Base Pay.  Salaries of the Company’s executive officers, other than the Chief Executive Officer, are determined by the Chief Executive Officer within the general compensation guidelines developed by the independent consultant and adopted by the Compensation Committee. Based on the study of the peer group of steel minimills, base salaries are targeted at the median level of salaries in the peer group. Besides maintaining competitive market levels, subjective criteria, such as the impact the executive has on the Company, the skills and experience required by the job, individual performance, and internal equity are considered in determining salary levels. Adjustments to salaries are reviewed and approved by the Compensation Committee. Due to the severe market conditions, no adjustments were made in fiscal 2001.

     Annual Incentive Pay.  A significant portion of the potential compensation of the Company’s executive officers consists of an annual incentive cash bonus. The Compensation Committee believes that incentive compensation provides the best means of motivating and rewarding performance while providing necessary controls on cost. The Company has instituted an Incentive Compensation Plan (the “ICP”) to provide annual cash incentives for the attainment of corporate financial objectives to all executive officers, except the Chief Executive Officer. The Administrative Committee, composed of the Chief Executive Officer, Mr. Meyers, and the President, Mr. Pitts, as appointed by the Compensation Committee, determines quantitative measures of financial performance or other indicators of performance for the Company and measurable individual goals each year. The Administrative Committee reviews these measures with the Compensation Committee as to appropriateness. The ability of the Company’s executive officers to earn incentive bonuses under the ICP is dependent upon the Company’s achievement of certain percentage levels of return on assets (the “ROA”) using the historical ROA experience of a group of peer competitors. ROA is defined as the ratio of income before net interest, tax, depreciation, and amortization to defined assets. If the threshold level below which no incentives would be paid is exceeded, the cash incentive bonuses incrementally increase based upon specified ROA levels pre-established by the Administrative Committee. Since the threshold level for ROA percentage was not reached, awards were not paid under the ICP for fiscal 2001. Additionally, the Compensation Committee can award discretionary awards based on unusual circumstances. None of the executives was designated for such a discretionary award.

     Long-Term Incentives.  The purposes of long-term incentive compensation is to promote the Company’s long-term goals. The Company has provided financial incentives to executives to increase the value of the Company, as reflected in the price of its stock, and to focus on the intermediate and long-term development and prosperity of the Company. By providing the opportunity to acquire a significant proprietary interest in the Company, the plan links the interests of the executives with those of the stockholders. Additionally, the Company considers various benefit programs as part of its long-term retention incentives.

     Based on analysis of peer steel minimill companies, a target level for long-term incentives for executives as a percentage of total compensation was established. The Board of Directors currently uses incentive stock options as one of its long-term incentives and made awards to executives in fiscal 2001. The vesting schedule encourages long-term retention and loyalty of its executive officers. Once the value of the long-term incentive component is determined and the cost of various retention benefits is established, the number of incentive options was determined based on the Black-Scholes valuation model and past practices. The ultimate value of incentive stock options is based solely on the increase in value of the shares over grant price, which was market value on the date of the grant. The independent consultant’s report noted that the Company’s long-term incentives, particularly those related to benefits, were not as competitive as the peer group. The Compensation Committee recommended and the Board of Directors approved certain benefit adjustments and long-term retention plans such that total remuneration will reach prevailing competitive practices.

     Conclusion.   Total compensation is evaluated over a period of several years since both the annual incentive component and long-term incentive component can vary significantly from year to year depending on the cyclical nature of the industry, Company performance, and individual performance. The Compensation Committee believes that current compensation, as measured by cash, incentive stock options, and benefits as recommended in the independent consultant’s report, for executive officers is reasonable and competitive. The Compensation Committee believes that fiscal year 2001 compensation is consistent with its current compensation philosophy and reflects corporate performance.

     Compensation of Chief Executive Officer.  The compensation payable to Mr. Meyers for all services performed on behalf of the Company in any capacity is determined by the terms of agreements dated July 26, 1988 and August 28, 1986, to which the Company and Mr. Meyers are parties. The two agreements provide that Mr. Meyers is entitled to the greater of (x) a base amount of $350,000 adjusted for increases in the consumer price index since December 1985 or (y) 2% of the Company’s pretax net income earned in the previous year (or 1%, if Mr. Meyers is no longer both the Chairman and Chief Executive Officer of the Company with substantial day-to-day managerial responsibilities).

     Policy on Deductibility of Compensation.  Section 162(m) of the Internal Revenue Code limits to $1 million the Company’s tax deduction for compensation paid to each of the Company’s most highly paid executive officers, unless certain requirements are met. The Compensation Committee believes it unlikely in the short term that the limitation will affect the Company. Additionally, the Company has substantial net operating loss carryforwards to reduce income taxes. The Committee’s present intention is to structure executive compensation so that it will be fully deductible provided that such continues to be in the best interest of the Company and its stockholders.

Submitted by the Compensation Committee Albert P. Lospinoso, Chairman Lawrence E. Golub

13

COMPENSATION COMMITTEE INTERLOCKS AND
INSIDER PARTICIPATION

     The members of the Company’s Compensation Committee are Messrs. Lawrence E. Golub and Albert P. Lospinoso. No member of the Compensation Committee has been an officer or employee of the Company. No executive officer of the Company served in the last fiscal year as a director or member of the compensation committee of another entity, one of whose executive officers served as a director or on the Compensation Committee of the Company.

     The reports by the Compensation Committee and the Audit Committee shall not be deemed to be incorporated by reference by any general statement which incorporates this Proxy Statement by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended, (the “Acts”), and they shall not otherwise be deemed filed under such Acts.

INDEPENDENT AUDITORS

Appointment of Independent Auditors for Fiscal 2002

     In past years, the Audit Committee has recommended the appointment of independent auditors for the current year to the Board of Directors, which in turn has recommended ratification of such appointment by the Company’s stockholders. Arthur Andersen LLP has served in that capacity for the Company since 1978 and is familiar with the Company’s business affairs, financial controls and accounting procedures. This year, in light of the events surrounding Arthur Andersen LLP, the Audit Committee and management are performing additional due diligence. Accordingly, the Stockholders are not being asked to ratify the appointment of independent auditors to audit the Company’s financial statements for the fiscal year ending September 30, 2002. While the Company is continuing to work with Arthur Andersen LLP as its independent auditor for the financial statement review for the second quarter of fiscal 2002, the Audit Committee will continue to monitor the situation carefully and to gather additional information. The Audit Committee intends to make a decision with respect to the appointment of the independent auditors for the year ending September 30, 2002 that it believes to be in the best interests of the Company and its stockholders.

Fees

     The following table sets forth the aggregate fees billed to the Company in the identified categories for the fiscal year ended September 30, 2001 by Arthur Andersen LLP.

Audit Fees	Financial Information Systems Design and Implementation Fees	All Other Fees
$76,400	$0	$18,000

     The Audit Committee has considered whether the provision of services to the Company, other than audit services, is compatible with maintaining Arthur Andersen LLP’s independence from the Company.

GENERAL INFORMATION

Solicitation of Proxies

     The cost of preparing and mailing this Proxy Statement and the accompanying proxy, and the cost of solicitation of proxies on behalf of the Board of Directors, will be borne by the Company. Solicitation will be made by mail. Some personal solicitation may be made by directors, officers, and employees without special compensation, other than reimbursement for expenses.

Stockholder Proposals and Board Nominations for 2003 Proxy

     In order to be considered for inclusion in the proxy materials related to the 2003 Annual Meeting of Stockholders, the Company must receive stockholder proposals no later than December 13, 2002. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, it will be included in the proxy statement and set forth on the form of proxy issued for such Annual Meeting of Stockholders.

In addition, the Company’s By-laws also require that any stockholder who desires to nominate a director or present a proposal before the 2003 Annual Meeting of Stockholders must notify the Secretary of the Company no earlier than July 16, 2002 and no later than December 13, 2002.

Other Matters

     As of the date of this Proxy Statement, the Board of Directors does not know of any other matters to be presented for consideration at the Annual Meeting. If other matters should properly come before the Annual Meeting, the persons named in the enclosed form of Proxy, or their substitutes, will vote the shares represented by the proxies with respect to any such matters in accordance with their best judgement.

     Please promptly complete and return your proxy by mail in the enclosed self-addressed, stamped envelope or by telephone or internet, if these options are available, according to the proxy voting instructions.

     The above Notice of Annual Meeting and Proxy Statement are sent by order of the Board of Directors.

RICHARD J. GONZALEZ, Secretary

LaPlace, Louisiana April 12, 2002 15

BAYOU STEEL CORPORATION
Proxy Solicited by Board of Directors
For Annual Meeting of Stockholders, May 16, 2002

The undersigned hereby appoints HOWARD M. MEYERS proxy, with power of substitution, to vote all shares the undersigned is entitled to vote at the Annual Meeting of Stockholders of Bayou Steel Corporation to be held at 2777 Stemmons Freeway, Dallas, Texas 75207, on May 16, 2002 at 9:00 A.M. (C.S.T.), and all adjournments thereof as directed below and on the reverse side of this card and, in their discretion, upon any other matters which may properly come before the Meeting or any adjournment thereof.

Please indicate below and on the reverse side of this card how your Class A Common Stock is to be voted.

If not otherwise specified, shares will be voted FOR all Class A nominees in Proposal 1.

The Board of Directors Recommends a Vote FOR Proposal #1.

1.	Election of the following nominees as Class A Directors: Lawrence E. Golub and Robert E. Heaton.

	FOR	WITHHELD
1. Election of Directors	[_]	[_]

     This proxy when properly executed will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted FOR each of the nominees for Class A Directors named above.

For all, except vote withheld from the following candidate(s):

________________________________________	The Board of Directors recommends a vote FOR proposal 1.

________________________________________ SIGNATURE(S)	___________________ DATE

________________________________________ SIGNATURE(S)	___________________ DATE

NOTE:	Please sign as name appears above. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

The proxies will vote in accordance with their discretion on such other matters as may properly come before the meeting. The undersigned hereby revoke all proxies heretofore given by the undersigned to vote at said meeting or any adjournments thereof.